Exhibit 99.1


FOR IMMEDIATE RELEASE
Media Contact:  Karen Lynn and John Daggett
Maytag Corporate Communications
(641) 787-8185 or (641) 787-7711



              MAYTAG CORPORATION RECEIVES PRELIMINARY
        PROPOSAL FROM CONSORTIUM FOR $16 PER SHARE IN CASH


      NEWTON, Iowa - June 20, 2005 - Maytag Corporation (NYSE:MYG) announced today that it has received a preliminary non-binding proposal from Bain Capital Partners LLC, Blackstone Capital Partners IV L.P. and Haier America Trading, L.L.C. to acquire all outstanding shares of Maytag for $16 per share cash. On May 19, 2005, Maytag agreed to be acquired by an investor group led by Ripplewood Holdings LLC for $14 per share cash.

      According to the preliminary non-binding proposal, completion of due diligence is expected to take 6-8 weeks, and the proposal is conditioned, among other things, on the due diligence, along with the negotiation of a definitive agreement and necessary approvals. The proposal contemplates debt financing provided by Merrill Lynch & Co. on terms and conditions to be agreed upon among Merrill Lynch, Bain, Blackstone and Haier America.

      After a special committee meeting of the Board of Directors, Maytag stated that, while it intends to proceed with further due diligence with Bain, Blackstone and Haier America, there can be no assurance that the preliminary non-binding proposal would result in a definitive agreement.

      Howard Clark, Maytag's lead director, said, "We continue to support the Ripplewood transaction; however, we also believe that it is incumbent on us to pursue this possibility of achieving a higher price for our stockholders."

      Maytag Corporation is a $4.7 billion home and commercial appliance company focused in North America and in targeted international markets. The corporation's primary brands are Maytag(R), Hoover(R), Jenn-Air(R), Amana(R), Dixie-Narco(R) and Jade(R).

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FORWARD-LOOKING STATEMENTS
This document includes statements that do not directly or exclusively relate to historical facts. Such statements are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements regarding benefits of the proposed transactions, expected cost savings and anticipated future financial operating performance and results, including estimates of growth. These statements are based on the current expectations of management of Maytag. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this document. For example, with respect to the transaction with a group led by Ripplewood Holdings LLC (1) Maytag may be unable to obtain shareholder approval required for the transaction; (2) Maytag may be unable to obtain regulatory approvals required for the transaction, or required regulatory approvals may delay the transaction or result in the imposition of conditions that could have a material adverse effect on Maytag or cause the parties to abandon the transaction; (3) conditions to the closing of the transaction may not be satisfied; (4) Maytag may be unable to achieve cost-cutting goals or it may take longer than expected to achieve those goals;
(5) the transaction may involve unexpected costs or unexpected liabilities; (6) the credit ratings of Maytag or its subsidiaries may be different from what the parties expect; (7) the businesses of Maytag may suffer as a result of uncertainty surrounding the transaction; (8) the industry may be subject to future regulatory or legislative actions that could adversely affect Maytag; and
(9) Maytag may be adversely affected by other economic, business, and/or competitive factors. Additional factors that may affect the future results of Maytag are set forth in its filings with the Securities and Exchange Commission ("SEC"), which are available at www.maytagcorp.com. Maytag undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ADDITIONAL INFORMATION AND WHERE TO FIND IT
In connection with Maytag's proposed transaction with a group led by Ripplewood Holdings LLC, a proxy statement of Maytag and other materials will be filed with SEC. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MAYTAG AND THE PROPOSED TRANSACTION. Investors will be able to obtain free copies of the proxy statement (when available) as well as other filed documents containing information about Maytag at HTTP://WWW.SEC.GOV, SEC's Web site. Free copies of Maytag's SEC filings are also available on Maytag's Web site at ww.maytagcorp.com.

PARTICIPANTS IN THE SOLICITATION
Maytag and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from Maytag's stockholders with respect to the proposed transaction with a group led by Ripplewood Holdings LLC. Information regarding the officers

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and directors of Maytag is included in its definitive proxy statement for its
2005 annual meeting filed with SEC on April 4, 2005. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the proposed transaction.

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